UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 22, 2015

ADVENT SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend Street
San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 543-7696

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

See disclosure below under Item 5.02.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2015, Advent Software, Inc. (“Advent”) determined to restructure or eliminate certain roles as part of an internal reorganization of responsibilities.  As a result, the employment of Advent’s Executive Vice President, Todd Gottula, and Executive Vice President, Sales and Solution Management, Chris Momsen, will terminate effective September 1, 2015.  The employment of Advent’s Executive Vice President, Global Customer Experience, Anthony Sperling, will terminate effective October 1, 2015.  In addition, Advent expects to eliminate approximately 40 roles in the third quarter of 2015, and may eliminate an additional 15 roles over the next 12 months upon the completion of the pending transaction with SS&C Technologies Holdings, Inc.  Advent is unable to estimate the costs associated with such actions at this point.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Executive Vice President and Chief Financial Officer

Date: June 22, 2015